P07000000382
FILED
January 02, 2007
Sec. Of State
clewis

Electronic Articles of Incorporation For

AM-ASIA CONSULTING, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

AM-ASIA CONSULTING, INC.

Article II

The principal place of business address:

6860 GULFPORT BLVD. SOUTH
#161
SOUTH PASADENA, FL. 33707

The mailing address of the corporation is:

6860 GULFPORT BLVD. SOUTH
#161
SOUTH PASADENA, FL. 33707

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000

Article V

The name and Florida street address of the registered agent is:

HARRISON LAW, P.A.
6860 GULFPORT BLVD SOUTH
#162
SOUTH PASADENA, FL. 33707

I certify that I am familiar with and accept the responsibilities of registered agent.

P07000000382
FILED
January 02, 2007
Sec. Of State
clewis

Registered Agent Signature: DIANE J. HARRISON, ESQ., HARRISON LAW, P

Article VI

The name and address of the incorporator is:

MICHAEL DANIELS
6860 GULFPORT BLVD. SOUTH
#161
SOUTH PASADENA, FL 33707

Incorporator Signature: MICHAEL DANIELS

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: PRES
DIANE J HARRISON ESQ
6860 GULFPORT BLVD SOUTH #162
SOUTH PASADENA, FL. 33707 US

Title: SEC
MICHAEL DANIELS
6860 GULFPORT BLVD SOUTH #161
SOUTH PASADENA, FL. 33707 US

Article VIII

The effective date for this corporation shall be:

01/02/2007